UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 1, 2010

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Steven R. Fisher, a director of Lionbridge Technologies, Inc. (the "Company") and a current member of its Audit Committee, was elected Chairman of the Company’s Audit Committee effective September 1, 2010. As Chairman, Mr. Fisher replaces Edward A. Blechschmidt, who served as Chairman of the Audit Committee for seven years, and has transitioned off the Committee as of the same date. Mr. Blechschmidt will remain a director of the Company.
The Board of Directors of the Company has determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), that Mr. Fisher is an audit committee financial expert. Mr. Fisher is currently the chief financial officer and senior vice president of Novelis Inc., a supplier of rolled aluminum products and owned by the Aditya Birla Group. Effective September 1, 2010, the members of the Company’s Audit Committee are Mr. Fisher, Jack Noonan and Guy de Chazal, each of whom is financially sophisticated, as required by the NASDAQ standards, and each of whom is independent within the meaning of the Company’s director independence standards, the NASDAQ director independence standards, and the SEC’s director independence standards for audit committee members.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

September 1, 2010	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: General Counsel and Secretary